LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	I, Timothy J. Winfrey, an Officer of Roper Industries, Inc., do hereby appoint Shanler D. Cronk, Vice President, General Counsel and Secretary of Roper Industries, Inc., as Attorney-in-Fact to execute, deliver and file on my behalf Securities & Exchange Commission Forms 144, Forms 4 and Forms 5 as such forms may be required in connection with my acquisition and disposition of shares of the common stock, or options therefore of Roper Industries, Inc., such authority as Attorney-in-Fact to be exercised in each instance at my specific direction.
	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 27th day of May, 2003.





									   s/s
Timothy J. Winfrey
						Signature




Timothy J. Winfrey
						Print Name



STATE OF GEORGIA


COUNTY OF GWINNETT



	On this 27th day of May, 2003,
Timothy J. Winfrey personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.


	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




									   s/s Susan K. Boutelle
						Notary Public




									   My Commission Expires: June 14, 2005